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                                                                      Exhibit 24

                                POWER OF ATTORNEY
                                -----------------

         KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Gliatech Inc., a Delaware corporation (the "Company"), hereby constitutes and appoints Thomas O. Oesterling, Ph.D., Rodney E. Dausch, Michael
A. Zupon, Ph.D. and Thomas C. Daniels, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place and stead, to sign on his behalf as an officer or director of the Company a Registration Statement or Registration Statements on Form S-8 pursuant to the Securities Act of 1933 concerning certain Common Stock of the Company to be offered in connection with the Company's Amended and Restated 1989 Stock Option Plan, and to sign any and all amendments or post-effective amendments to such Registration Statement(s), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original with respect to the person executing it.

         IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 14th day of May 1997.

 /s/ Thomas O. Oesterling, Ph.D.                     /s/ Ronald Henriksen
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Thomas O. Oesterling, Ph.D.                          Ronald Henriksen
President, Chief Executive Officer and Director      Director

 /s/ Rodney E. Dausch                                /s/ Irving S. Shapiro
--------------------------------------------         ---------------------------
Rodney E. Dausch                                     Irving S. Shapiro
Vice President and Chief Financial Officer           Director

 /s/ Robert P. Pinkas                                /s/ John L. Ufheil
--------------------------------------------         ---------------------------
Robert P. Pinkas                                     John L. Ufheil
Chairman of the Board                                Director

 /s/ Allen H. Ford                                   /s/Theodore E. Haigler, Jr.
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Allen H. Ford                                        Theodore E. Haigler, Jr.
Director                                             Director

 /s/ Karen Diedrich
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Karen Diedrich
Principal Accounting Officer